UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Check the appropriate box:

☐      Preliminary Information Statement
☐      Confidential, for Use of the Commission Only
☐      Definitive Information Statement
☒     Definitive Additional Materials
☐      Soliciting Material, under Ruler 14a-12

SUNGAME CORP.
A Delaware Corporation
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒     No fee required.
☐      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
☐      Fee paid previously with preliminary materials.
☐      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

The instant information statement is not being filed with the Securities and Exchange Commission 10 calendar days prior to the date definitive copies of such statement are first sent or given to security holders pursuant to §240.1 4c-5.

ITEMS VOTED UPON

●     This is an executive summary for convenience purposes only.  Full descriptions and explanations are more fully detailed herein.

Item	Notes

Elect Guy Robert as Director
Currently, the company only has one director, Neil Chandra, and management feels that the greater number of directors would be the benefit of the company.  Therefore, Mr. Robert as agreed to stand for election as director, for a term of one year.

Elect Raj Ponniah as Director
Currently, the company only has one director, Neil Chandra, and management feels that the greater number of directors would be the benefit of the company.  Therefore, Mr. Ponniah as agreed to stand for election as director, for a term of one year.

Reelect Neil Chandran as Director	Mr. Chandra and standing for reelection as a director of the company, for a term of one year.

Ratification of Board resolutions from year 2013	See list below

ITEMS NOT TO BE VOTED UPON BUT OF INTEREST
Appointment of Officers:

Item	Notes

Elect Guy Robert as new CEO	Due to current investigations into the current CEO, Neil Chandran, management agrees that it is best that Mr. Robert resumed his role as chief executive officer.

Elect Larry Dobroff as new PAO	Mr. Dobroff is being set forth for a vote to come in as the principal accounting officer, and assist Sungame in the accounting review and help formulate and implement reliable controls and procedures.

NOTICE OF MEETING OF SHAREHOLDERS AND IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR A MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, JANUARY 7, 2015

NOTICE

Our Meeting of Shareholders will be held:

Date:              Wednesday, January 7, 2015
Time:             10:00 a.m., Pacific Time
Location:       3901 West Tompkins Avenue, Las Vegas, Nevada 89103

PURPOSE

●	Elect the following Directors:
o	Guy Robert – term of one year
o	Raj Poniah – term one year
o	Neil Chandran – term one year

●	The Board intends to appoint the following officers:
o	Guy Robert – Chief Executive Officer
o	Lawrence Dobroff – Principal Accounting Officer

●	Ratification of Board Actions during 2013:

Date	Resolution

May 10, 2013	Authorization to sell 1,000,000 at $3.00 per share.
July 18, 2013	Issue 700,000 shares as forbearance on sums due and outstanding.
August 13, 2013	Issue 18,000 from sale at $3.00 per share.
August 13, 2013	Issue 10,000 shares from sale at $3.00 per share.
August 13, 2013	Issue 79,333 shares from sale at $3.00 per share.
June 7, 2013	Issue 7,500 shares; 1,000 shares; 10,000 shares; for sale at $3.00 per share.
September 30, 2013	Cancel issuance of 700,000 shares.

●	To transact such other business as may properly come before the meeting and any adjournment of the meeting.

Item 1. Date, Time, and Place Information.

The Shareholders meeting will take place on Wednesday, January 7, 2015 at the Offices of Sungame Corp., located at 3901 West Tompkins Avenue, Las Vegas, Nevada 89103 at 10:00 AM Pacific time.

Item 2. Revocability of Proxy.

Your proxy may be used only at the Meeting of Shareholders and any adjournment of this meeting and will not be used for any other meeting. You have the power to revoke your proxy at any time before it is exercised by the following methods: i) sending a signed writing to Sungame, located at 3901 West Tompkins Avenue, Las Vegas, Nevada 89103; ii) submitting a properly executed proxy bearing a later date; or iii) appearing at the Meeting of Shareholders and giving the Corporate Secretary notice of your intention to vote in person.

Item 3. Dissenters' right of appraisal.

Pursuant to Delaware General Corporations Law, §262, b) 1) i), any party seeking appraisal, or dissenters, shall have no rights for a corporation listed on a national exchange.

Item 4 Persons Making the Solicitation

Sungame is making this proxy request.

Item 5. Interest of Certain Persons in Matters to Be Acted Upon

This proxy is being solicited upon the request of Sungame, with management and Board endorsement. The Board and executive management of Sungame are:

Name	Position

Chandran, Neil	CEO, CFO, Chairman of the board of directors

Robert, Guy	Chief Operating Officer

Item 6. Voting Securities and Principal Holders Thereof

As of October 31, 2014, there was one outstanding class of shares, the common voting shares. There were 177,793,067 outstanding shares, making an affirmative vote of 88,896,534 +1.

Holder	Amount of Shares	Percent of Class

Chandran Holdings Media, Inc. 1	165,000,000	92.80%

Total	165,575,014	92.80%

No cumulative voting is authorized or issued.

______________

1 The Chandran Media Holdings, Inc. shares were issued as compensation for the licensing agreement, licensing the major software applications for Sungame. The physical shares are being held in escrow, and the shares will be retitled into a trust for the benefit of the constituent Chandran Media Holdings, Inc. holders. Neil Chandran, the president of Sungame, maintains voting authority while the shares are in the trust, but retains only a pro rata pecuniary interest in the trust.

Item 7. Directors and Executive Officers

Total Majority and Insider holders 2
As of October 31, 2014

Name	Position	Age	Shares	Percent

Chandran, Neil 3, 4	President, CEO, CFO	42	165,000,000 VOTING POWER ONLY	92.80%

Roberts, Guy 3	Chief Operating Officer	50	95,000	0.06%

Total			165,095,000	92.86%

Item 8. Compensation of Directors and Executive Officers.

The following information is based from the annual report of Sungame from 2013.

The following individuals were serving as our executive officers and directors on December 31, 2013 5:

Name	Age	Position

Guy M. Robert 6	50	Chief Development Officer and Director
Neil Chandran	42	President, CEO, and CFO
Raj Ponniah 7	38	Secretary and Director

Guy M. Robert 6 -  Mr. Robert served as the President, Chief Executive Officer, Chief Financial Officer and a Director of Sungame until the Company’s merger with Freevi Corporation. He also serves as President of Adversor, Inc., a beneficial owner of Sungame Corporation, since incorporation. After a career in IT consulting and Global Product Management for Ericsson 1989-1992 and Vodafone from 1992-1995, Mr. Robert has focused his entrepreneurial spirit and management capabilities within the international IT community. He established and was a Director or CEO of companies such as XPonCard Thailand Ltd.1999-2004, MobylNet SL, Spain, 2002-2005 and Communication Information Services 2000-2004 which was acquired by a publicly listed group. Mr. Robert is a Market Economist, graduated from the Stockholm Market Institute. Mr. Robert resigned as a director on 3 September 2013.

_______________

2    Unless otherwise stated above, the address of beneficial owner is c/o SunGame Corporation, 3901 West Tompkins, Las Vegas, Nevada 89103

3    Beneficial ownership of each person is shown as calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, which includes all securities that the person, directly, or indirectly through an contract, arrangement, understanding, relationship or otherwise has or shares voting power which includes the power to vote or direct the voting of a security, or investment power, which includes the power to dispose, or direct the disposition of such security.

4    Certain officers are due and will be due, under varying contractual provisions, common voting shares which have not yet been issued. These shares may materially alter the ownership percentages currently issued to insiders. Currently, these persons do not have the power to dispose of vote these future shares; although some of the shares may be vested already.

5    Since the last shareholders meeting, Guy Robert and Raj Ponniah have resigned as directors, and Mr. Robert is now the Chief Operating Officer.

6    Resigned as a director on Tuesday, 3 September 2013 [see 8K dated 9 September 2013]

7      Resigned as a director and secretary on Friday, 29 November 2013 [see 8K dated 3 December 2013]

Neil Chandran – President, CEO and CFO.  For the past 20 years, Mr. Chandran has been involved in the interactive media industry. In 1990, Neil founded Intent Communications, a telecommunications firm that specialized in Interactive Voice Response (IVR) programs for 800 and 900 numbers – the predecessor to the modern day Internet. In 1995, he co-founded IEM, Interactive Electronic Media Inc., which developed video-streaming technology long before the feature was commonplace throughout the web. His experience with video led to the launch of Energy TV in 2006, his first broadcast television program and the flagship media property of CHMI. Also formed in 2006, CHMI was the holding company and licensor of Chandran’s concepts. Since then CHMI has raised and generated almost $40 Million through its various media properties. Mr. Chandran lives in Las Vegas  Mr. Chandran holds a Bachelor of Management Degree from the University of Lethbridge, Alberta, Canada.

Raj Ponniah7 – Director.  Started his education in electronic engineering and transferred into the business division at Fullerton College. Founded his first company in 1994 servicing local attorneys and paralegals in Southern California area and grew to one of the most trusted servers in the special needs division. In 1998, Raj went on into the auto industry where he opened up the first Daewoo car dealerships in Toronto, Canada. After selling the dealership Raj spent the next decade in finance, starting from running a small savings and loan in Southern California to running and owning a call center in the subprime mortgage industry servicing loans in over 40 states in the Union. Once the industry took a turn, Raj consulted for a few start up broker companies until he found himself recreated by CHMI to open up the retail division of CHMI in the US market which eventually morphed into the vidirectory, an online geotargeted video directory system for local business and the LOFT, a retail co-working space for local production and development teams.   Mr. Ponniah started his education in Electronical Engineering from DeVry Institute and made his way over to Business Management at Fullerton College. Mr. Ponniah resigned as our Chief Operating Officer in 2012 and resigned as director and secretary on 29 November 2013.

Compliance With Section 16(a) Of The Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the registrant's officers and directors, and persons who own more than 10% of a registered class of the registrant's equity securities, to file reports of ownership and changes in ownership of equity securities of the Registrant with the Securities and Exchange Commission. Officers, directors and greater-than 10% shareholders are required by the Securities and Exchange Commission regulation to furnish the registrant with copies of all Section 16(a) forms that they file.

The Company has not adopted a code of ethics to date because there are too few Officers, Directors and key employees to proceduralize behavior and independent reporting.

All directors serve for a term of one year or until their successors are duly elected. All officers serve at the discretion of the Board of Directors.

Since the Board of Directors has historically and will in the immediate future consist of only a small number of members, we have not formed any Board Committees.  All matters relating to audit, compensation, nominations and corporate governance are considered and acted upon by the entire Board of Directors.

No Board member, or executive officer, is known to have been convicted of any crime, excluding any traffic violations and other minor offenses, if any, or have had an adverse adjudication by a Self Regulated organization having jurisdiction or an inhibitive order inhibiting any Director or Executive Officer from any financial activity, or have had a discharge in bankruptcy, all within the previous ten years from the date of this filing.

Promoters

(None)

_______________

7 Resigned as a director and secretary on Friday, 29 November 2013 [see 8K dated 3 December 2013]

Compensation.

The following table sets forth compensation awarded to, earned by or paid to our Chief Executive Officer and the four other most highly compensated executive officers for the years ended December 31, 2013 and 2012 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE
							Non-Qualified
						Non-Equity	Deferred
Name & Principal				Stock	Option	Incentive Plan	Compensation	All Other
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total

Neil Chandran	2013	$96,689	0	90,500	0	0	0	0	187,189
	2012	$19,240	0	0	0	0	0	0	19,240
Guy Robert	2013	120,000	0	0	0	0	0	0	120,000
	2012	$120,000	0	0	0	0	0	0	120,000
Raj Ponniah	2013	0	0	0	0	0	0	0	0
	2012	34,750	0	0	0	0	0	0	34,750

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

Neil Chandran	0	0	0	0	0	0	0	0	0
Guy Robert	0	0	0	0	0	0	0	0	0
Raj Ponniah	0	0	0	0	0	0	0	0	0

Employment Contracts

We have one employment contract with Guy Robert.

We have made no Long Term Compensation payouts.

Director Compensation

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Guy Robert	0	0	0	0	0	0	0
Neil Chandran	0	0	0	0	0	0	0
Raj Ponniah	0	0	0	0	0	0	0

Our directors do not receive compensation for their attendance at meetings of the board of directors.

All of our officers and/or directors will continue to be active in other companies. All officers and directors have retained the right to conduct their own independent business interests.

It is possible that situations may arise in the future where the personal interests of the officers and directors may conflict with our interests. Such conflicts could include determining what portion of their working time will be spent on our business and what portion on other business interest. To the best ability and in the best judgment of our officers and directors, any conflicts of interest between us and the personal interests of our officers and directors will be resolved in a fair manner which will protect our interests. Any transactions between us and entities affiliated with our officers and directors will be on terms which are fair and equitable to us. Our Board of Directors intends to continually review all corporate opportunities to further attempt to safeguard against conflicts of interest between their business interests and our interests.

We have no intention of merging with or acquiring an affiliate, associated person or business opportunity from any affiliate or any client of any such person.

Item 9. Independent Public Accountants.

The company’s prior auditor, Cutler and Co.  LLC.,  has resigned.  The company is in current negotiations with other auditors to succeed Cutler.  No action is being requested at this time to ratify the company’s new independent certifying accountant (auditor).  However, the company expects to successfully choose a succeeding independent certifying accountant in the near future, and it will subsequently hold a vote on that succeeding independent certifying accountant for ratification from the shareholders.

Item 10. Compensation Plans.

Sungame has no group compensation plan(s) at this juncture. However, Sungame reserves all to compensation adjustment and implementation of a group plan; which will be duly processed. For all other individual compensation please see above.

Item 11. Authorization or Issuance of Securities Otherwise than for Exchange.

2 issuances have taken place to affiliates of Sungame (see table below).  Sungame is not seeking ratification to these issuances at this time as it occurred in fiscal year 2014.  However, it is mentioned as a material subsequent event, although not included in this proxy solicitation.

Name	Position	Consideration for issuance	Amount of Issuance	Date of Issuance

Robert, Guy	COO	Pursuant to agreement	11,001,000	December 5, 2014

Chandran, Neil	CEO, CFO	Services to Company	22,000,000	December 5, 2014

Item 12. Modification or Exchange of Securities.

No Class(es) of securities have been modified, or are planned on being modified at this time.

Item 13. Financial and Other Information.

Financial Statements from Sungame’s 10Q, dated 21 November 2014, are hereby incorporated by reference.

Item 14 Mergers, Consolidations, Acquisitions and Similar Matters.

None.

Item 15. Acquisition or Disposition of Property.

None.

Item 16. Restatement of Accounts.

The prior two quarterly reports bear a disclaimer that the financial reports should not be relied upon due to an accounting inquiry stemming from a series of transactions resultant from Sungames distributor.  Sungames distributor made certain representations to a group of buyers, which the company then ratified, and was ultimately unable to fulfill.  Subsequently, the buyers began to charge back their credit cards, review shipments, and keep some of the tablets that were shipped.  Sungames accounting department is working through these transactions to rectify sales vs. unearned revenue, and consequently there are expected to be material restatements of the financial reports, possibly including the annual report for 2013, and most probably including the reporting period from March 31, 2014 through September 30, 2014; quarters 1, 2, and 3.

Item 17. Action with respect to Reports.

None.

Item 18. Matters not Required to be Submitted.

None.

Item 19. Amendment of Charter, Bylaws or Other Documents.

None.

Item 20. Other Proposed Action.

None.

Item 21. Voting Procedures.

Our Board of Directors has fixed October 31, 2014 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting of Shareholders.

Only shareholders of record at the close of business on that date will be entitled to vote at the Meeting of Shareholders.

You may fill out the attached proxy card and mail it to the return address listed on the proxy card in self-address stamped envelope provided to you. All proxies must be RECEIVED on or before, but no later than Monday, January 5, 2015.

General Information

We have made this proxy statement available to you on or about December 16, 2014 as a holder of common stock of Sungame because our Board of Directors is soliciting your proxy to be used at our Meeting of Shareholders and at any adjournment of this meeting. The Meeting of Shareholders will be held at our offices located at 3901 West Tompkins Avenue, Las Vegas, Nevada 89103  on Wednesday, January 7, 2015, at 10:00 a.m., Pacific Time for the purposes listed in the Notice of Meeting of Shareholders.

How a Proxy Works

If you properly complete, sign and return your proxy to Sungame Corp. (“Sungame” or the “Company”) and do not revoke it prior to its use, it will be voted in accordance with your instructions. If no contrary instructions are given, other than as discussed below with respect to broker “non-votes”, each proxy received will be voted for each of the nominees for Officer, Director, and Ratification; and with regard to any other business that properly comes before the meeting in accordance with the best judgment of the persons appointed as proxies.

Who May Vote

You are entitled to vote at the Meeting of Shareholders or any adjournment of the Meeting of Shareholders if you are a holder of record of our common stock at the close of business on October 31, 2013. At the close of business on October 31, 2013, there were 177,793,067 shares of common stock issued, outstanding and able to be voted and no other class of equity securities outstanding. Each share of our common stock is entitled to one (1) vote at the Meeting of Shareholders on all matters properly presented. Abstentions and broker “non-votes” will be treated as present for purposes of a quorum.

Quorum and Voting Information

The presence at the Meeting of Shareholders of a majority of the votes of our common stock entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business at the Meeting of Shareholders.

Abstentions will not be counted in determining the votes cast in connection with the foregoing matters. A broker “non-vote” occurs when a shareholder has not provided voting instructions to the broker on a non-routine item. Other than with respect to the approval of our independent registered accounting firm, in the event of a broker non-vote, brokers may not vote on behalf of their clients on the above proposals.

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank or brokerage firm provides you. You will receive a Notice of Internet Availability of Proxy Materials that will tell you how to access our proxy materials and vote your shares via the Internet. It also will tell you how to request a paper or e-mail copy of our proxy material. Please contact your bank or brokerage firm for further information.

Item 22.  Information Required in Investment Company Proxy Statement.

Not applicable.

Item 23. Delivery of documents to security holders sharing an address.

Only one Notice of Internet Availability of Proxy Materials is being delivered to multiple security holders sharing an address unless the registrant has received contrary instructions from one or more of the security holders; Sungame undertakes to deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials to a security holder at a shared address to which a single copy of the documents was delivered.   Security holders can notify the registrant that the security holder wishes to receive a separate copy of the Notice of Internet Availability of Proxy Materials, by written notification to the law offices of Marshal Shichtman & Associates, P.C., 1 Old Country Road, Suite 360, Carle Place, New York 11514, (516) 741-5222.

Sungame Corp.

By:  /s/   Neil Chandran
                Neil Chandran
Title:       President

PROXY CARD

This Proxy is solicited by the Board of Directors and the management of Sungame Corp. This Proxy confers the authority to vote each proposal listed as indicated. If no choice is selected, the Proxy will be voted FOR all items selected. You may mail this proxy to us at:

SUNGAME CORP.
3091 W. Tompkins Ave.
Las Vegas NV 89103

Failure to fill out this Proxy in full may make the proxy null and void. Management recommends voting FOR all items.

You also may appear in person at the shareholder meeting, located at 3901 W. Tompkins Ave., Las Vegas NV 89103, on Wednesday, January 7, 2015 at 10: 00 am.

My name is __________________________________, and my address of record is _____________________________________________________________________.  I am the shareholder of ________________ shares of the common voting stock of Sungame Corp. I hereby vote the following:

VOTE HERE

ITEM	FOR	AGAINST

Elect Guy Robert as a director	☐	☐

Elect Raj Ponniah as a director	☐	☐

Elect Neil Chandran, and as a director	☐	☐

Ratify the board of director resolutions. as listed above	☐	☐

___________________________________________________
Signature

___________________________________________________
Print Name